UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2006 (June 2, 2006)

Behringer Harvard REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-1605

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01               Completion of Acquisition or Disposition of Assets.

On June 2, 2006, Behringer Harvard REIT I, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”) acquired a fee simple interest in a 35-story office building and an adjacent 3-story fitness center containing approximately 1.2 million combined rentable square feet, in Chicago, Illinois (“Riverside Plaza”). We acquired Riverside Plaza through our acquisition of all of the common stock of BCSP III Illinois Properties Business Trust, through Behringer Harvard South Riverside Holding Business Trust (“BH Riverside Trust”), a wholly-owned subsidiary of Behringer Harvard Operating Partnership I LP, our operating partnership. The total contract price for Riverside Plaza, exclusive of closing costs and initial escrows, was approximately $277.5 million. Behringer Harvard South Riverside, LLC (“BH Riverside, LLC”), a wholly-owned subsidiary of BH Riverside Trust, borrowed $202 million under a loan agreement (the “Riverside Plaza Loan Agreement”) with Greenwich Capital Financial Products, Inc. (the “Riverside Plaza Lender”) to pay a portion of the contract purchase price and paid the remaining amount from proceeds of our offering of common stock to the public. For a description of the Riverside Plaza Loan Agreement, see Item 2.03 below.

The purchase price for the transaction was determined through negotiations between Beacon Capital Strategic Partners III, L.P. (the “Seller”) and Behringer Advisors LP, our advisor, and its affiliates. Neither we nor our advisor is affiliated with the Seller and there is no material relationship between the Seller and us or our affiliates, or any of our directors, officers or their respective associates, other than in respect of this transaction. In evaluating Riverside Plaza as a potential acquisition and determining whether the amount of consideration to be paid was appropriate, a variety of factors were considered, including overall valuation of net rental income (defined as revenues from the tenants from rent and expense reimbursements less Riverside Plaza’s actual operating expenses), expected capital expenditures, costs of physical plant maintenance, location, environmental issues, demographics, quality of tenants, length of leases, price per square foot and occupancy. Our advisor believes that Riverside Plaza is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and adequately insured and has been professionally managed. We do not intend to make significant repairs or improvements to Riverside Plaza over the next few years.

Riverside Plaza, which was originally constructed in 1971, is approximately 96% leased and includes the following major tenants:  Deutsche Investment Management Americas, Inc.; Fifth Third Bank; and Synovate, Inc.

Deutsche Investment Management Americas, Inc., an international provider of commercial and investment banking, currently leases approximately 311,000 square feet of Riverside Plaza for an annual rent of approximately $3.7 million under a lease with approximately 209,000 square feet terminating in December 2006 with the remaining approximately 102,000 square feet expiring in December 2016, with a five-year renewal option available.

Fifth Third Bank, a bank holding company, leases approximately 111,500 square feet of Riverside Plaza for an annual rent of approximately $2.1 million under a lease that expires in December 2016 with two five-year renewal options available.

Synovate, Inc., a global communications specialist, leases approximately 86,000 square feet of Riverside Plaza for an annual rent of approximately $1.3 million under a lease that expires in April 2009 for approximately 9,000 square feet and a lease that expires in April 2019 for approximately 77,000 square feet. Each lease has two five-year renewal options available.

HPT Management Services LP (the “Riverside Plaza Property Manager”), our advisor’s affiliate, has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of Riverside Plaza. Among other things, the Riverside Plaza Property Manager has the authority to negotiate and enter into leases of Riverside Plaza on our behalf (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. The Riverside Plaza Property Manager has subcontracted certain of its on-site management services to Trammell Crow Company.

As compensation for its services, the Riverside Plaza Property Manager or its affiliates is entitled to reimbursements for its out-of-pocket costs and personnel costs and the following compensation:

1.               A property management fee equal to 3% of the monthly gross revenues from Riverside Plaza.

2.               An annual asset management fee equal to 0.6% of the asset value.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

BH Riverside, LLC entered into the Riverside Plaza Loan Agreement on June 2, 2006. The interest rate under the loan is fixed at 5.75% per annum until June 30, 2008, and fixed at 6.191% per annum for all periods thereafter. Initial monthly payments of interest only are required through June 6, 2011, with monthly principal and interest payments of approximately $1.2 million required beginning July 6, 2011 and continuing to the maturity date, June 6, 2016. Prepayment, in whole (but not in part), is permitted from and after the third monthly payment date prior to the maturity date, provided that at least fifteen days prior written notice is given. The Riverside Plaza Loan Agreement has been filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 2.03 disclosure by reference.

In addition, we have guaranteed payment of the debt under the Riverside Plaza Loan Agreement in the event that (i) BH Riverside, LLC files a voluntary petition under the U.S. Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or (ii) an involuntary case is commenced against the initial borrower under the Riverside Plaza Loan Agreement under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law with the collusion of BH Riverside, LLC or any of its affiliates. Our Guaranty Agreement has been filed as Exhibit 10.4 to this Form 8-K and is incorporated in this Item 2.03 disclosure by reference.

Item 8.01               Other Events.

On June 6, 2006, we announced our acquisition of Riverside Plaza with a press release. A copy of the press release has been filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference.

 Item 9.01              Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Because it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, we hereby confirm that the required financial statements will be filed on or before August 18, 2006, by amendment to this Form 8-K, which date is within the period allowed to file such an amendment.

(b) Pro Forma Financial Information.

See paragraph (a) above.

(d)     Exhibits.

10.1                                                   Loan Agreement between Greenwich Capital Financial Products, Inc. and Behringer Harvard South Riverside, LLC

10.2                                                   Promissory Note made between Greenwich Capital Financial Products, Inc. and Behringer Harvard South Riverside, LLC

10.3                                                   Mortgage, Assignment of Leases and Rents and Security Agreement and Fixture Filing by Behringer Harvard South Riverside, LLC, as borrower in favor of Greenwich Capital Financial Products, Inc.

10.4                                                   Guaranty Agreement made by Behringer Harvard REIT I, Inc., in favor of Greenwich Capital Financial Products, Inc.

10.5                                                   Assignment of Leases and Rents by Behringer Harvard South Riverside, LLC, as borrower in favor of Greenwich Capital Financial Products, Inc.

10.6                                                   Stock Purchase and Sale Agreement between Beacon Capital Strategic Partners III, L.P. and Behringer Harvard Operating Partnership I, LP

99.1                                                   Press Release of Behringer Harvard REIT I, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD REIT I, INC.

Dated: June 8, 2006	By:	/s/ Gary Bresky
Gary S. Bresky
Chief Financial Officer

EXHIBIT INDEX

10.1                                                   Loan Agreement between Greenwich Capital Financial Products, Inc. and Behringer Harvard South Riverside, LLC

10.2                                                   Promissory Note made between Greenwich Capital Financial Products, Inc. and Behringer Harvard South Riverside, LLC

10.3                                                   Mortgage, Assignment of Leases and Rents and Security Agreement and Fixture Filing by Behringer Harvard South Riverside, LLC, as borrower in favor of Greenwich Capital Financial Products, Inc.

10.4                                                   Guaranty Agreement made by Behringer Harvard REIT I, Inc., in favor of Greenwich Capital Financial Products, Inc.

10.5                                                   Assignment of Leases and Rents by Behringer Harvard South Riverside, LLC, as borrower in favor of Greenwich Capital Financial Products, Inc.

10.6                                                   Stock Purchase and Sale Agreement between Beacon Capital Strategic Partners III, L.P. and Behringer Harvard Operating Partnership I, LP

99.1                                                   Press Release of Behringer Harvard REIT I, Inc.